UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 7, 2024

NorthWestern Energy Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware			000-56598	93-2020320
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)
3010 W. 69th Street	Sioux Falls	South Dakota		57108
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code: 605-978-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NorthWestern Energy Group, Inc.	Common stock	NWE	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Resignation of Director
On August 7, 2024, Anthony Clark notified NorthWestern Energy Group, Inc. d/b/a NorthWestern Energy (Nasdaq: NWE) (the “Company”) of his intent to resign as a member of the Company's Board of Directors (the “Board”) effective December 31, 2024. Upon his resignation, Mr. Clark will have served as a Board member for over eight years. His decision to leave the Board is not based on or reflective of any disagreement related to the Company's operations, policies, or practices. Upon the effective date of his resignation, the Company currently intends to reduce the size of the Board to eight members.
Mr. Clark also informed the Company that, effective October 1, 2024, he would assume the role of Executive Director–Elect of the National Association of Regulatory Utility Commissioners (“NARUC”) and then, on January 1, 2025, become NARUC's Executive Director.

In connection with his announcement, Brian B. Bird, the Company's president and chief executive officer said, “Tony has been a valuable Board member for NorthWestern, applying his regulatory experience, knowledge and insights, as well as his common sense approach, to a broad spectrum of challenges associated with an ever-changing utility environment. We will miss his presence on our Board, and I look forward to his friendship and advice for many years to come. NARUC is getting a tremendous leader.”

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description of Document
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

* filed herewith

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthWestern Energy Group, Inc.

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary
Date: August 9, 2024